UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 9, 2017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 9, 2017, CME Media Enterprises B.V. (“CME BV”), a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into a framework agreement (the “Framework Agreement”) with Slovenia Broadband S.à r.l. (the “Purchaser”), a wholly owned subsidiary of United Group B.V., relating to the disposal of certain media businesses of the Company.
Under the Framework Agreement, CME BV has agreed to sell to the Purchaser (i) 100% of Pro Plus d.o.o. in Slovenia and (ii) 100% of Nova TV d.d. in Croatia (the “Transaction”). Pro Plus operates and broadcasts POP TV, Kanal A and certain other television channels and operates certain other media properties in Slovenia. Nova TV operates and broadcasts Nova TV and Doma and certain other television channels and operates certain other media properties in Croatia. Total cash consideration for the Transaction is €230.0 million (approximately US$262.5 million) on a cash-free and debt-free basis and is subject to an adjustment in the event that actual working capital at closing differs from an agreed level of target working capital.
Closing of the Transaction is subject to receipt by the Purchaser of certain regulatory approvals, including the Competition Protection Agency in Slovenia, the Competition Agency in Croatia and competition authorities in a number of other jurisdictions, as well as other customary closing conditions. The Framework Agreement also includes certain mutual termination rights of CME BV and the Purchaser, including the right of either party to terminate the Framework Agreement if the Transaction has not closed by December 31, 2017, subject to an extension right in certain circumstances to a date not later than March 31, 2018 (the “Long Stop Date”). If the Framework Agreement is terminated by either party because the Transaction has not closed prior to the Long Stop Date, the Purchaser is obliged to pay CME BV a termination fee of €7.0 million, subject to certain exceptions, including if the requisite regulatory approvals have not been obtained as a result of the Purchaser being required to make specified material divestitures as a condition to such approval.
The above description of the Framework Agreement is incomplete and is qualified in its entirety by reference to the Framework Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On July 10, 2017, the Company announced the transactions described above pursuant to the press release, the text of which is set forth in Exhibit 99.1 hereto.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Framework Agreement dated July 9, 2017 between CME Media Enterprises B.V. and Slovenia Broadband S.à r.l.
Exhibit 99.1	Press release of Central European Media Enterprises Ltd. dated as of July 10, 2017.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	July 10, 2017	/s/ David Sturgeon
David Sturgeon
Chief Financial Officer